EXHIBIT 99.1

Northern Technologies International Corporation Reports Record Sales and Earnings for Third Quarter Fiscal 2012

MINNEAPOLIS, July 11, 2012 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (Nasdaq:NTIC) today reported its financial results for the third quarter of fiscal 2012. Highlights of NTIC's financial and operating results include:

  NTIC's consolidated net sales increased 53.0% and 26.0% during the three and nine months ended May 31, 2012, respectively, compared to the three and nine months ended May 31, 2011. These increases were primarily a result of increased sales of ZERUST® rust and corrosion inhibiting products and services in North America as well as by the Company's majority owned subsidiary in Brazil (Zerust Brazil) along with increased sales of Natur-Tec® bio-plastic products.
  Net sales of Natur-Tec® products increased 138.4% and 104.1% during the three and nine months ended May 31, 2012, respectively, compared to the three and nine months ended May 31, 2011.
  NTIC's consolidated net sales for the three and nine months ended May 31, 2012 included $2,787,867 and $4,004,399, respectively, of sales made by Zerust Brazil, and of those sales, $2,300,139 and $2,451,000, respectively, in sales were made to the oil and gas industry sector in Brazil.
  During fiscal 2011, Zerust Brazil signed a Phase 2 contract with Petroleo Brasileiro S.A. (Petrobras) to supply $2.4 million (BRL$ 4.21 million) in ZERUST® products. During fiscal 2012, Petrobras expanded this Phase 2 contract to supply an additional $657,000 (BRL$ 1.15 million) in ZERUST® products, bringing the total Phase 2 contract value to $3.1 million (BRL$ 5.36 million) in ZERUST® products. Zerust Brazil delivered the entire balance of $2.45 million (BRL$ 4.38 million) of remaining product for the Phase 2 contract to Petrobras in March 2012.
  Income provided by NTIC's joint venture operations decreased 23.6% and 12.7% for the three and nine months ended May 31, 2012, respectively, compared to the same respective prior fiscal year periods. These decreases were due in part to a 13.2% and 3.5% decrease in total net sales of NTIC's joint ventures to $28,954,210 and $83,746,872 during the three and nine months ended May 31, 2012, respectively, compared to $33,339,304 and $86,744,626 for the three and nine months ended May 31, 2011, respectively.
  Net income attributable to NTIC increased 42.1% to $1,454,037, or $0.33 per diluted common share, for the three months ended May 31, 2012 compared to $1,023,549, or $0.23 per diluted common share, for the three months ended May 31, 2011. Net income attributable to NTIC increased 5.1% to $3,018,987, or $0.68 per diluted common share, for the nine months ended May 31, 2012 compared to $2,872,369, or $0.66 per diluted common share, for the nine months ended May 31, 2011.

The March 2012 delivery of over $3 million in ZERUST® products to Petrobras represented the single largest delivery to a customer in NTIC's history, and gave a significant boost to our third quarter of fiscal 2012 results. At the same time, we are pleased with the healthy sales growth of ZERUST® products in North America during the third quarter of fiscal 2012 compared to the same prior fiscal year period.  Strong sales and earnings growth of ZERUST® products from other regions, however, has proved to be quite difficult for us as the ongoing sovereign debt crises in various European countries have adversely affected the economies and currency values of Europe as well as key supplier countries like China and India. We are being exceptionally cautious as we watch for firm signs of industrial recovery in Europe and worldwide. At the same time, we are pleased we have continued to receive small, but increased orders from customers in the oil and gas sector in India, the UAE and the United States," said G. Patrick Lynch, President and Chief Executive Officer of NTIC.

During the three and nine months ended May 31, 2012, sales of ZERUST® products and services increased 48.7% to $7,220,258 and 22.1% to $16,243,683 during the three and nine months ended May 31, 2012, respectively, compared to the same respective prior fiscal year periods due to increased demand from existing customers and the addition of new customers.

During the three and nine months ended May 31, 2012, 7.5% and 7.8%, respectively, of NTIC's consolidated net sales were derived from sales of Natur-Tec® products compared to 4.8% during the three and nine months ended May 31, 2011. Net sales of Natur-Tec® products increased 138.4% and 104.1% during the three and nine months ended May 31, 2012, respectively, compared to the three and nine months ended May 31, 2011. These increases were due primarily to increased sales to Natur-Tec® distributors on the West Coast of the United States. NTIC has continued to strengthen and expand its West Coast distribution network in California, as well as expand its industrial distribution reach to geographical "green" hotspots such as Oregon, Washington, Minnesota and New England.

"We continue to see tremendous opportunities for finished bioplastic products and continue to strengthen and expand our North American distribution network for finished Natur-Tec® bioplastic products. At the same time, an iconic U.S. brand is in the process of implementing Natur-Tec® bags into their supply chain as they source finished products from India and other countries. Furthermore, while the Italian government has delayed the broader enforcement of its ban on non-biodegradable plastic supermarket bags until the end of 2012, we still expect sales to this region to increase after October 2012," said G. Patrick Lynch, President and Chief Executive Officer of NTIC.

NTIC's equity in income of joint ventures increased 5.7% and decreased 3.2% to $1,822,972 and $4,405,327, respectively, during the three and nine months ended May 31, 2012 compared $1,724,477 and $4,549,267 during the three and nine months ended May 31, 2011, respectively.

During the three months ended May 31, 2012, the shareholders of NTIC's joint venture in India, Harita NTI Limited (HNTI), waived past due fees for services from both fiscal 2011 and fiscal 2012 in the aggregate amount of $985,204. Since the waiver of fees was taken by all shareholders mutually, this action did not directly impact the earnings of either NTIC or HNTI. However, as a result of the action, NTIC recognized a reversal of fees for services provided to joint ventures of $492,602 and a corresponding increase in equity in income of joint ventures during the three months ended May 31, 2012. The primary purpose of the waiver of fees was to strengthen HNTI's working capital going forward. In addition, in fiscal 2012, HNTI experienced write downs of an aggregate of $605,000 related to the write down to market value of a Polymer Energy unit that HNTI was previously attempting to sell. As a result, during the nine months ended May 31, 2012, NTIC absorbed 50% of this loss and, accordingly, recognized a decrease in equity in income of $302,500 during the nine months ended May 31, 2012 related to this write down.

NTIC recognized a 54.8% and 22.3% decrease in fees for services provided to joint ventures during the three and nine months ended May 31, 2012, respectively, compared to the three and nine months ended May 31, 2011. These decreases were primarily a result of the waiver of fees by the shareholders of HNTI and a 13.2% and 3.5% decrease in total net sales of NTIC's joint ventures during the three and nine months ended May 31, 2012, respectively, compared to the same respective prior fiscal year periods. Total net sales of NTIC's joint ventures were adversely affected in part by the European sovereign debt crises, which NTIC believes adversely affected the net sales of NTIC's European joint ventures as well as certain of NTIC's other non-European joint ventures, and the weakening of the EURO and other currencies compared to the U.S. dollar.

NTIC's total operating expenses increased slightly to $3,780,363 during the three months ended May 31, 2012 compared to $3,747,301 for the three months ended May 31, 2011 and increased slightly to $10,498,659 during the nine months ended May 31, 2012 compared to $10,420,333 for the nine months ended May 31, 2011. These slight increases were primarily the result of increases in selling expenses, general and administrative expenses and expenses incurred in support of joint ventures, partially offset by decreases in research and development expenses, and reflected NTIC's efforts to hold expenses stable given the uncertainties in the global economy.

NTIC expenses all costs related to product research and development as incurred. NTIC incurred $2,856,536 of expense during the nine months ended May 31, 2012 in connection with its research and development activities, which represents a net amount after being reduced by reimbursements related to certain research and development contracts. NTIC anticipates that it will spend between $3,900,000 and $4,100,000 in total during fiscal 2012 on research and development activities related to its new technologies. This estimate is a net range after being reduced by anticipated reimbursements related to certain research and development contracts.

Net income attributable to NTIC increased 42.1% to $1,454,037, or $0.33 per diluted common share, for the three months ended May 31, 2012 compared to $1,023,549, or $0.23 per diluted common share, for the three months ended May 31, 2011. Net income attributable to NTIC increased 5.1% to $3,018,987, or $0.68 per diluted common share, for the nine months ended May 31, 2012 compared to $2,872,369, or $0.66 per diluted common share, for the nine months ended May 31, 2011.

NTIC's working capital was $11,367,393 at May 31, 2012, including $4,465,898 in cash and cash equivalents, compared to $9,085,748 at August 31, 2011, including $3,266,362 in cash and cash equivalents.

Net cash used in operating activities was $1,172,924 during the nine months ended May 31, 2012 compared to $1,813,381 during the first nine months of fiscal 2011. Net cash provided by investing activities was $2,517,369 during the nine months ended May 31, 2012 compared to $2,287,585 during the first nine months of fiscal 2011. With respect to NTIC's joint venture operations, dividends received from joint ventures are reflected in NTIC's cash flows from investing activities and not cash flows from operating activities. Accordingly, NTIC's cash flows from investing activities are typically positive while its cash flows from operating activities are typically negative. Of the $2,517,369 of net cash provided by investing activities, $3,045,544 was from dividends received from joint ventures.

Outlook

For the fiscal year ending August 31, 2012, NTIC continues to expect that its net sales will range between $23.0 million and $24.5 million, inclusive of sales made by NTIC's majority-owned subsidiary in Brazil. However, due primarily to an anticipated decrease in income from its joint venture operations, NTIC expects net income attributable to NTIC to range between $3.8 million and $4.1 million, or between $0.87 and $0.93 per diluted common share, for the fiscal year ending August 31, 2012.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Daylight Savings Time to review its results of operations for the third quarter of fiscal 2012 and future outlook, followed by a question and answer session. The conference call will be available to interested parties through a live audio webcast available through NTIC's website at www.ntic.com or http://ir.ntic.com/events.cfm where the webcast will be archived and accessible for at least 12 months. The dial-in number for the conference call is (877) 670-9779 and the confirmation code is 95323679.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 55 countries either directly or via a network of joint ventures, independent distributors and agents. NTIC's primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets, for over 35 years, and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC's technical service consultants work directly with the end users of NTIC's products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resin compounds and finished products marketed under the Natur-Tec® brand.

The Northern Technologies International Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5481

Forward-Looking Statements

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include NTIC's expectations regarding its future financial performance and other statements that can be identified by words such as "believes," "anticipates," "expects," "intends," "continue," "potential," "outlook," "will," "would," "should" or words of similar meaning, the use of future date and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC's management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order:  NTIC's dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC's relationships with its joint ventures and its ability to maintain those relationships; risks related to the European sovereign debt crisis and the related economic and political unrest in Europe; risks associated with NTIC's international operations; exposure to fluctuations in foreign currency exchange rates; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC's markets; NTIC's investments in research and development efforts; acceptance of existing and new products; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters; and NTIC's reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC's operating and financial results is described in the company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF MAY 31, 2012 (UNAUDITED)
AND AUGUST 31, 2011 (AUDITED)
	May 31, 2012	August 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 4,465,898	$ 3,266,362
Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts of $20,000 at May 31, 2012 and August 31, 2011	2,726,522	2,515,316
Trade joint ventures	1,108,104	1,149,666
Fees for services provided to joint ventures	1,930,040	2,129,911
Inventories	3,884,604	3,842,854
Prepaid expenses	897,403	364,805
Deferred income taxes	221,600	221,600
Total current assets	15,234,171	13,490,514

PROPERTY AND EQUIPMENT, NET	3,753,015	3,636,335

OTHER ASSETS:
Investments in joint ventures	19,568,795	20,559,509
Deferred income taxes	1,410,700	1,410,700
Patents and trademarks, net	914,969	903,038
Other	45,946	39,646
Total other assets	21,940,410	22,912,893
Total assets	$ 40,927,596	$ 40,039,742

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of note payable	76,119	76,119
Accounts payable	1,464,212	2,032,614
Income tax payable	292,406	195,762
Accrued liabilities:
Payroll and related benefits	1,487,790	1,629,355
Deferred joint venture royalties	288,000	288,000
Other	258,251	182,916
Total current liabilities	3,866,778	4,404,766

NOTE PAYABLE, NET OF CURRENT PORTION	952,444	1,009,533

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 10,000,000 shares; issued and outstanding 4,401,656 and 4,353,058, respectively	88,033	87,061
Additional paid-in capital	11,039,831	10,137,809
Retained earnings	24,830,824	21,811,838
Accumulated other comprehensive income	(65,718)	2,496,940
Stockholders' equity	35,892,970	34,533,648
Non-controlling interest	215,404	91,795
Total equity	36,108,374	34,625,443
Total liabilities and equity	$ 40,927,596	$ 40,039,742

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2012 AND 2011

	Three Months Ended		Nine Months Ended
	May 31, 2012	May 31, 2011	May 31, 2012	May 31, 2011
NET SALES:
Net sales, excluding joint ventures	$7,175,825	$4,367,589	$15,579,086	$11,906,999
Net sales, to joint ventures	629,079	733,189	2,032,260	2,070,338
Total net sales	7,804,904	5,100,778	17,611,346	13,977,337

Cost of goods sold	4,143,514	3,458,851	10,833,072	9,155,788
Gross profit	3,661,390	1,641,927	6,778,274	4,821,549

JOINT VENTURE OPERATIONS:
Equity in income of joint ventures	1,822,972	1,724,477	4,405,327	4,549,267
Fees for services provided to joint ventures	734,337	1,623,585	3,477,715	4,477,514
Total joint venture operations	2,557,309	3,348,062	7,883,042	9,026,781

OPERATING EXPENSES:
Selling expenses	1,270,996	1,167,630	3,393,564	3,088,237
General and administrative expenses	1,147,744	1,126,823	3,518,569	3,300,626
Expenses incurred in support of joint ventures	294,169	244,959	729,990	722,955
Research and development expenses	1,067,454	1,207,889	2,856,536	3,308,515
Total operating expenses	3,780,363	3,747,301	10,498,659	10,420,333

OPERATING INCOME	2,438,336	1,242,688	4,162,657	3,427,997

INTEREST INCOME	15,726	8,522	36,417	13,131
INTEREST EXPENSE	(6,264)	(7,880)	(19,514)	(53,355)
OTHER INCOME	6,825	6,825	20,475	20,475

INCOME BEFORE INCOME TAX EXPENSE	2,454,623	1,250,155	4,200,035	3,408,248

INCOME TAX EXPENSE	814,000	228,000	1,020,000	490,000

NET INCOME	1,640,623	1,022,155	3,180,035	2,918,248

NET INCOME (LOSS) ATTRIBUTABLE TO NON CONTROLLING INTEREST	186,586	(1,394)	161,048	45,879

NET INCOME ATTRIBUTABLE TO NTIC	$1,454,037	$1,023,549	$3,018,987	$2,872,369

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.33	$0.24	$0.69	$0.67
Diluted	$0.33	$0.23	$0.68	$0.66

WEIGHTED AVERAGE COMMON SHARES ASSUMED OUTSTANDING:
Basic	4,399,290	4,343,601	4,379,175	4,303,892
Diluted	4,461,044	4,427,097	4,448,472	4,378,242
CONTACT: Investor and Media Contacts:
         Matthew Wolsfeld, CFO
         NTIC
         (763) 225-6600